ANZA CAPITAL, INC.
                               ------------------

             Notice of Exercise and Common Stock Purchase Agreement
             ------------------------------------------------------

     THIS AGREEMENT is dated as of -----------, ----, between Anza Capital, Inc. (the "Company"), and -----------------("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Company and Purchaser are parties to that certain --- Incentive --- Nonstatutory Stock Option Agreement dated as of -----------, ---- (the "Option Agreement") pursuant to which the Purchaser has the right to purchase up to ---------- shares of the Company's common stock (the "Option Shares"); and

     WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

     WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Anza Capital, Inc. 2003 Omnibus Securities Plan (the "Plan"). Certain capitalized terms used in this Agreement are defined in the Plan.

     NOW,  THEREFORE,  it  is  agreed  between  the  parties  as  follows:

SECTION  1:   PURCHASE  OF  SHARES.
-----------------------------------

     (a) Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser --------- shares of the Company's common stock (the "Stock") for the Exercise Price per share specified in the Option Agreement payable by personal check, cashier's check or money order, if permitted by the Option Agreement, as follows: -------------------------------. Payment shall be delivered at the Closing, as such term is hereinafter defined.

     (b) The closing hereunder (the "Closing") shall occur at the offices of the Company on ----------,-----, or such other time and place as may be designated by the Company (the "Closing Date").

SECTION  2:   REPURCHASE  OPTION
--------------------------------

     All unvested shares of the Stock purchased by the Purchaser pursuant to this Agreement (sometimes referred to as the "Repurchase Option Stock") shall be subject to the following option (the "Repurchase Option"):

     (a) In the event the Purchaser terminates service with the Company ("Service") for any reason, with or without cause, the Company may exercise the Repurchase Option.

     (b) Purchaser understands that the Stock is being sold in order to induce Purchaser to become and/or remain associated with the Company and to work diligently for the success of the Company and that the Repurchase Option Stock will continue to vest in accordance with the schedule set forth in the Option Agreement. Accordingly, the Company shall have the right at any time within 90 days after the termination of Service to purchase from the Purchaser all shares of Stock purchased hereunder which have not vested in accordance with the terms of such vesting schedule in the Option Agreement. The purchase price for such unvested shares of Repurchase Option Stock shall be the Exercise Price per share paid by Purchaser for such shares pursuant to the Option (the "Option Price"). The purchase price shall be paid by certified or cashier's check or by cancellation of any indebtedness of Purchaser to the Company.

     (c) Nothing in this Agreement shall be construed as a right by purchaser to be employed by Company, or a parent or subsidiary of Company.

SECTION  3:   EXERCISE  OF  REPURCHASE  OPTION
----------------------------------------------

     The Repurchase Option shall be exercised by written notice signed by an officer of the Company and delivered or mailed as provided in Section 16 of this Agreement and to the Escrow Agent as provided in Section 16 of the Joint Escrow Instructions attached as Exhibit B to the Option Agreement.

SECTION  4:   WAIVER,  ASSIGNMENT,  EXPIRATION  OF  REPURCHASE  OPTION
----------------------------------------------------------------------

     If the Company waives or fails to exercise the Repurchase Option as to all of the shares subject thereto, the Company may, in the discretion of its Board of Directors, assign the Repurchase Option to any other holder or holders of preferred or common stock of the Company in such proportions as such Board of Directors may determine. In the event of such an assignment, the assignee shall pay to the Company in cash an amount equal to the fair market value of the Repurchase Option. The Company shall promptly, upon expiration of the 90-day period referred to in Section 2 above, notify Purchaser of the number of shares subject to the Repurchase Option assigned to such stockholders and shall notify both the Purchaser and the assignees of the time, place and date for settlement of such purchase, which must be made within 90 days from the date of cessation of continuous employment. In the event that the Company and/or such assignees do not elect to exercise the Repurchase Option as to all or part of the shares subject to it, the Repurchase Option shall expire as to all shares which the Company and/or such assignees have not elected to purchase.

SECTION  5:   ESCROW  OF  SHARES
--------------------------------

     (a) As security for Purchaser's faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees at the Closing hereunder, to deliver to and deposit with the Escrow Agent named in the Joint Escrow Instructions attached to the Option Agreement as Exhibit B, the certificate or certificates evidencing the Option Stock subject to the Repurchase Option and two Assignments Separate from Certificate duly executed (with date and number of shares in blank) in the form attached to the Option Agreement as Exhibit D. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions, which instructions shall also be delivered to the Escrow Agent at the Closing hereunder.

     (b) Within 30 days after the last day of each successive completed calendar quarter after the Closing Date, if Purchaser so requests, the Escrow Agent will deliver to Purchaser certificates representing so many shares of Stock as are no longer subject to the Repurchase Option (less such shares as have been previously delivered). Ninety days after cessation of Purchaser's employment with the Company the Company will direct the Escrow Agent to deliver to Purchaser a certificate or certificates representing the number of shares not repurchased by the Company or its assignees pursuant to exercise of the Repurchase Option (less such shares as have been previously delivered).

SECTION  6:   ADJUSTMENT  OF  SHARES
------------------------------------

     Subject to the provisions of the Articles of Incorporation of the Company, if, from time to time during the term of the Repurchase Option:

     (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

     (b) there is any consolidation, merger or sale of all or substantially all, of the assets of the Company,

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the shares shall be immediately subject to such Repurchase Option with the same force and effect as the shares of Option Stock from time to time subject to the Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Option Stock upon exercise of the Repurchase Option shall be appropriately and equitably adjusted as determined by the Board of Directors of the Company.

SECTION  7:   THE  COMPANY'S  RIGHT  OF  FIRST  REFUSAL.
--------------------------------------------------------

     Before any shares of Stock registered in the name of Purchaser and not subject to the Repurchase Option may be sold or transferred, such shares shall first be offered to the Company as set forth in the Option Agreement.

SECTION  8:   PURCHASER'S RIGHTS AFTER EXERCISE OF REPURCHASE OPTION OR RIGHT OF
--------------------------------------------------------------------------------
FIRST  REFUSAL.
---------------

     If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Stock to be repurchased in accordance with the provisions of Sections 2 and 7 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION  9:   TRANSFER  BY  PURCHASER  TO  CERTAIN  TRUSTS.
-----------------------------------------------------------

     Purchaser shall have the right to transfer all or any portion of Purchaser's interest in the shares issued under this Agreement which have been delivered to Purchaser under the provisions of Section 5 of this Agreement, to a trust established by Purchaser for the benefit of Purchaser, Purchaser's spouse or Purchaser's children, without being subject to the provisions of Section 7 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Agreement. The transferee shall execute a copy of Exhibit C attached to the Option Agreement and file the same with the Secretary of the Company.

SECTION  10:   LEGEND  OF  SHARES.
----------------------------------

     All certificates representing the Stock purchased under this Agreement shall, where applicable, have endorsed thereon the legends set forth in the Option Agreement and any other legends required by applicable securities laws.

SECTION  11:   PURCHASER'S  INVESTMENT  REPRESENTATIONS.
--------------------------------------------------------

     (a) This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Stock.

     (b) Purchaser understands that the Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under federal or state securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

     (c) Purchaser agrees that in no event will Purchaser make a disposition of any of the Stock (including a disposition under Section 9 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

     (d) With respect to a transaction occurring prior to such date as the Plan and Stock thereunder are covered by a valid Form S-8 or similar federal registration statement, this subsection shall apply unless the transaction is covered by the exemption in Nevada General Corporation Law or a similar broad based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

     (e) Purchaser understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act of 1933) under the Securities Act of 1933 is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act of 1933 may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION  12:   ASSISTANCE  TO  PURCHASER  UNDER  RULE  144.
-----------------------------------------------------------

     The Company covenants and agrees that (a) at all times after it first becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act of 1933, and that if prior to becoming subject to such reporting requirements an over-the-counter market develops for the Stock, it will make publicly available the information required by Rule 144(c)(2); (b) it will furnish Purchaser, upon request, with all information required for the preparation and filing of Form 144; and (c) it will on a timely basis use its best efforts to file all reports required to be filed and make all disclosures, including disclosures of materially adverse information, required to permit Purchaser to make the required representations in Form 144.

SECTION  13:   NO  DUTY  TO  TRANSFER  IN  VIOLATION  HEREUNDER.
----------------------------------------------------------------

     The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION  14:   RIGHTS  OF  PURCHASER.
-------------------------------------

     Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

SECTION  15:   OTHER  NECESSARY  ACTIONS.
-----------------------------------------

     The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION  16:   NOTICE.
----------------------

     Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by 10 days' advance written notice to the other party hereto.

SECTION  17:   SUCCESSORS  AND  ASSIGNS.
----------------------------------------

     This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. The failure of the Company in any instance to exercise the Repurchase Option or rights of first offer described herein shall not constitute a waiver of any other Repurchase Option or right of first offer that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION  18:   APPLICABLE  LAW.
-------------------------------

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, as such laws are applied to contracts entered into and performed in such state.

SECTION  19:   NO  STATE  QUALIFICATION.
----------------------------------------

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF NEVADA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION  20:   NO  ORAL  MODIFICATION.
--------------------------------------

     No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION  21:   ENTIRE  AGREEMENT.
---------------------------------

     This Agreement and the Option Agreement constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ANZA  CAPITAL,  INC.                            PURCHASER


By  -----------------------------               -----------------------------